Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

ILLINOIS CENTRAL CORPORATION

         As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 19, 1998 (except with respect to the matter discussed in Note 2, as to which the date is February 10,
1998) included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, into Illinois Central Corporation's previously filed Form S-8 Registration Statements File Nos. 33-41052, 33-51924, 33-54709, 33-57757 and
33-61095.








                                                           ARTHUR ANDERSEN LLP





Chicago, Illinois
March 16, 1998